SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) November 14, 2012

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	1-31508	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830
1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	0-05807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040
0-20371	ENTERGY GULF STATES LOUISIANA, L.L.C. (a Louisiana limited liability company) 446 North Boulevard Baton Rouge, Louisiana 70802 Telephone (800) 368-3749 74-0662730	1-34360	ENTERGY TEXAS, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 981-2000 61-1435798
1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 446 North Boulevard Baton Rouge, Louisiana 70802 Telephone (800) 368-3749 75-3206126	1-09067	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

U.S. Department of Justice Investigation

As previously reported, in September 2010, Entergy Corporation (Entergy) was notified that the U.S. Department of Justice (DOJ) had commenced a civil investigation of competitive issues concerning certain generation procurement, dispatch, and transmission system practices and policies of the Utility operating companies.  In  July 2011, Entergy submitted to the DOJ and the Federal Trade Commission its Hart-Scott-Rodino pre-merger notification filing related to the proposed acquisition of the Hot Spring Energy Facility by Entergy Arkansas, Inc. (Entergy Arkansas) and the proposed acquisition of the Hinds Energy Facility by Entergy Mississippi, Inc. (Entergy Mississippi).

On November 14, 2012, the DOJ issued a press release in which the DOJ stated that it will not challenge the proposed acquisitions of such facilities and that it was closing its investigation into the proposed acquisitions.  Entergy Arkansas and Entergy Mississippi expect to proceed to close such acquisitions in 2012.

The DOJ press release stated that the civil investigation concerning certain generation procurement, dispatch, and transmission system practices and policies of the Utility operating companies would remain open.  However, the release noted the intention of each of Entergy’s Utility operating companies to join the Midwest Independent Transmission Operator (MISO) and Entergy’s agreement with ITC Holdings Corp. (ITC) to spin off and merge Entergy’s transmission business with ITC.  The release stated that if Entergy follows through on these matters, the DOJ’s concerns will be resolved.  The release further stated that the DOJ will monitor developments, and in the event that Entergy does not make meaningful progress, the DOJ can and will take appropriate enforcement action, if warranted.

Entergy’s Proposal to Join MISO

            As previously reported, each of Entergy’s six Utility operating companies has filed an application with its retail rate regulators with respect to their proposal to join MISO. On November 15, 2012, the Council of the City of New Orleans (Council) issued a resolution concerning the application of Entergy New Orleans, Inc. (Entergy New Orleans) and Entergy Louisiana, LLC (Entergy Louisiana) and the Mississippi Public Service Commission (MPSC) issued an order concerning the application of Entergy Mississippi, Inc.

            In the resolution issued by the Council, the Council approved a settlement agreement agreed to by Entergy New Orleans, Entergy Louisiana, MISO, and the advisors to the Council related to joining MISO and found that it is in the public interest for Entergy New Orleans and Entergy Louisiana to join MISO, subject to certain conditions.

            In the order of the MPSC, the MPSC approved a joint stipulation filed by Entergy Mississippi and the Mississippi Public Utilities Staff, concluding that Entergy Mississippi’s proposed transfer of functional control of its transmission facilities is in the public interest, subject to certain conditions.

With these actions, Entergy’s utility operating companies have obtained all of the retail regulatory approvals sought by them to move forward with their plan to join MISO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, Inc.
Entergy Gulf States Louisiana, L.L.C.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
Entergy Texas, Inc.
System Energy Resources, Inc.

By:           /s/ Marcus V. Brown
Marcus V. Brown
Senior Vice President and
General Counsel

Dated: November 26, 2012